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Exhibit 99.1

VICORP Restaurants, Inc. Announces
Fiscal Fourth Quarter 2004 Results

        DENVER, CO (December 22, 2004)—VICORP Restaurants, Inc., today announced financial results for its fiscal fourth quarter ended October 28, 2004. Net revenues for the fourth quarter of 2004 were $115.9 million, a 0.2% increase from net revenues of $115.7 million reported in the fourth quarter of 2003. Comparable restaurant sales for the fourth quarter of 2004 declined 0.6% versus the previous year's fourth quarter. The net loss for the fourth quarter of 2004 was $0.7 million, which included a pre-tax charge of $3.2 million related to the settlement of litigation, versus a net loss of $0.4 million in the comparable period of 2003, which included $1.1 million of pre-tax expenses associated with the purchase of us by VI Acquisition Corp. Adjusted earnings before interest, taxes, depreciation, and amortization ("Adjusted EBITDA"—as calculated in the accompanying Combined Consolidated Statements of Operations and discussed further below under the caption entitled "Factors Affecting Comparability and Non-GAAP Financial Information") for the fourth quarter of 2004 was $12.2 million, a 25.8% increase from the $9.7 million Adjusted EBITDA for the fourth quarter of 2003.

        Net revenues for the fiscal year ended October 28, 2004, were $399.7 million, an increase of 3.2% over the $387.2 million reported in the comparable period ended October 26, 2003. Comparable restaurant sales for fiscal 2004 increased 0.4% over the same period of 2003. Net income for the fiscal year ended October 28, 2004 was $0.7 million, which included the pre-tax litigation settlement charge of $3.2 million and pre-tax debt extinguishment costs totaling $6.9 million, versus a net loss in the comparable period in 2003 of $1.6 million, which included $17.2 million of pre-tax debt extinguishment and transaction expenses associated with the purchase of us by VI Acquisition Corp. Adjusted EBITDA for fiscal 2004 was $42.1 million, a 6.0% increase from Adjusted EBITDA of $39.7 million for the comparable period of 2003.

        During the fourth quarter VICORP Restaurants, Inc. ("the Company") established a reserve of $3.2 million in connection with its agreement in principle to settle two previously disclosed class action lawsuits. The proposed settlements represent the resolution of litigation proceedings that were initiated against the Company in October 2003 and May 2004 for claims arising out of the Company's alleged violation of California law with regard to rest and meal periods, bonus calculations and employee classifications. The parties in both lawsuits are in the process of finalizing the settlement, which is subject to approval of the court.

        Under the terms of the proposed settlements, the Company has agreed to pay up to an aggregate of $6.55 million for the alleged claims and associated legal fees. The Company's parent has filed a lawsuit seeking indemnification for all of the damages related to such litigation under the purchase agreement dated June 14, 2003 pursuant to which the Company was acquired. While the Company believes that its claims are meritorious and that it will prevail, in the event the Company does not fully prevail on its indemnification claims, management estimates that the Company's maximum exposure under the settlement agreements is the $3.2 million amount reserved.

        All operating divisions (company-owned restaurants, franchise operations and VICOM) contributed to the increase in Adjusted EBITDA in the fourth quarter of 2004 versus the comparable quarter of 2003, with the company-owned restaurants contributing most significantly to the improvement. All company-owned restaurant divisions showed quarter-over-quarter improvement in both Adjusted EBITDA and Adjusted EBITDA margin, however, the Village Inn division was the predominant driver of the quarter's increases. Company restaurant operating margins improved due to lower restaurant operating expenses and lower food cost, both as a percentage of restaurant sales. The improvement in percentage restaurant operating expenses was driven by decreased advertising spending as well as by lower utility costs throughout the quarter. In addition, restaurant-level commodity cost pressures moderated during the fourth quarter, leading to a 0.6% improvement in percentage food cost.

        Debra Koenig, CEO, commented, "Our operating results were ahead of our expectations for the quarter. We are pleased with the strength of our Village Inn brand, which had positive comparable restaurant sales of 1.7% in the fourth quarter of 2004 versus the comparable quarter of 2003. The Bakers Square same store sales were disappointing, declining by 2.3%; however, the decline was an improvement sequentially over the third quarter comparable sales performance. We are pleased to report that the first phase of our broad-based Bakers Square brand re-positioning review has been completed. In fiscal 2005, we expect to refine the changes to the brand and to initiate selective market trials. During the quarter, we opened four new restaurants, bringing the total of new restaurants opened in fiscal 2004 to seven, and closed four under-performing locations whose leases had expired. Consistent with our stated long-term strategy, we plan to open 23 to 27 new restaurants throughout fiscal 2005, predominantly under the Village Inn brand and exclusively in our existing markets."

Factors Affecting Comparability and Non-GAAP Financial Information

        On June 13, 2003, Midway Investors Holdings, the previous parent company of VICORP, was purchased by VI Acquisition Corp., a newly created holding company. The application of purchase accounting rules required us to revalue our assets and liabilities at the acquisition date, which resulted in different accounting bases being applied in different periods. Because of this change of accounting bases, we do not show combined results for the year ended October 26, 2003 in our consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States ("GAAP"). However, we have included additional non-GAAP schedules that combine the information prepared on different bases to provide combined information for the year ended October 26, 2003. Such combined information is not necessarily comparable to the information presented for year ended October 28, 2004.

        Our fiscal year, which historically ended on the last Sunday in October, is comprised of 52 or 53 weeks divided into four fiscal quarters of 12 or 13, 12, 12, and 16 weeks. Beginning January 22, 2004, we changed our fiscal year so that it ends on the Thursday nearest to October 31st of each year. This increased the first quarter in fiscal 2004 by an extra four days (88 days in the first quarter of fiscal 2004 versus 84 days in the first fiscal quarter of 2003). This change was made to facilitate restaurant operations by moving the end of our fiscal periods and weekly reporting and payroll periods away from weekends when our restaurants are busier.

        We believe that, in addition to other financial measures, earnings before interest, taxes, depreciation and amortization, "EBITDA" and "Adjusted EBITDA" are appropriate indicators to assist in the evaluation of our operating performance because they provide additional information with respect to our ability to meet our future debt service, capital expenditures and working capital needs and are used by securities analysts and others in evaluating companies in our industry. However, "EBITDA" and "Adjusted EBITDA" are not prescribed terms under accounting principles generally accepted in the United States, do not directly correlate to cash provided by or used in operating activities and should not be considered in isolation, nor as an alternative to more meaningful measures of performance determined in accordance with accounting principles generally accepted in the United States. Because "EBITDA" and "Adjusted EBITDA" are not calculated in the same manner by all companies, they may not be comparable to other similarly titled measures of other companies. Refer to the accompanying Combined Consolidated Statements of Operations for a reconciliation of these non-GAAP financial performance measures to the GAAP measures and other information.

Conference Call Information

        VICORP will conduct a conference call on Wednesday, December 22, 2004, at 1:00 p.m. Eastern Time. The conference call can be accessed by dialing 1-800-268-8047, Conference ID 6848845. A recording of the conference call will be available by dialing 1-800-839-6713 or 1-402-220-2306, Conference ID 6848845.

About VICORP Restaurants, Inc.

        VICORP Restaurants, Inc. operates family-dining restaurants under two proven and well-recognized brands, Village Inn and Bakers Square. VICORP, founded in 1958, has 377 restaurants in 25 states, consisting of 274 company-operated restaurants and 103 franchised restaurants. Village Inn is known for serving fresh breakfast items throughout the day, and we have also successfully leveraged its strong breakfast heritage to offer traditional American fare for lunch and dinner. Bakers Square offers delicious food for breakfast, lunch and dinner complimented by its signature pies, including dozens of varieties of multi-layer specialty pies made from premium ingredients. Our headquarters are located at 400 West 48th Avenue, Denver, Colorado 80216.

Safe Harbor Statement

        This announcement includes statements that are, or may be deemed to be, "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include all matters that are not historical facts. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. We caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate may differ materially from those made in or suggested by the forward-looking statements contained in this announcement. See the "Risk Factors" section of our Registration Statement dated July 9, 2004, filed with the Securities and Exchange Commission, for a discussion of some of the factors that may affect the Company and its operations. Such factors include the following: competitive pressures within the restaurant industry; changes in consumer preferences; the level of success of our operating strategy and growth initiatives; the level of our indebtedness and the terms and availability of capital; fluctuations in commodity prices; changes in economic conditions; government regulation; litigation; and seasonality and weather conditions. In addition, even if our results of operations, financial condition and liquidity, and the development of the industry in which we operate are consistent with the forward-looking statements contained in this announcement, those results or developments may not be indicative of results or developments in subsequent periods. Any forward-looking statements which we make in this announcement speak only as of the date of such statement, and we undertake no obligation to update such statements. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

#    #    #

        VICORP Restaurants, Inc., Village Inn and Bakers Square are either registered trademarks or trademarks of VICORP Restaurants, Inc., or its subsidiaries in the United States and/or other countries.

Contact: Anthony J. Carroll
Chief Financial Officer
VICORP Restaurants, Inc.
Direct: (303) 672-2266
Email: tony.carroll@vicorpinc.com

VI Acquisition Corp.

Consolidated Statements of Operations
(Unaudited)
(In thousands)

	112 Days Ended October 28, 2004	112 Days Ended October 26, 2003	368 Days Ended October 28, 2004
Net Revenues
Restaurant operations	$114,320	$114,162	$394,667
Franchise operations	1,562	1,585	5,057

	115,882	115,747	399,724
Costs and expenses
Restaurant operations:
Food costs	29,627	30,239	106,294
Labor costs	38,126	37,673	127,251
Other operating expenses	32,756	34,098	111,663
Franchise operations	762	858	2,490
General and administrative	7,690	7,718	25,193
Litigation settlement	3,168	—	3,168
Transaction expenses	80	1,144	125
Management fees	262	230	1,159
Impairment expense	530	—	552

	113,001	111,960	377,895

Operating profit	2,881	3,787	21,829
Interest expense	(4,840)	(4,457)	(15,161)
Debt extinguishment costs	—	—	(6,856)
Other income, net	361	125	522

Income (loss) before income taxes	(1,598)	(545)	334
Provision for income taxes (benefit)	(900)	(191)	(359)

Net income (loss)	(698)	(354)	693
Preferred stock dividends and accretion	(2,361)	(2,375)	(7,560)

Loss attributable to common stockholders	$(3,059)	$(2,729)	$(6,867)

        The following combined consolidated statements of operations show information that is not prepared in accordance to GAAP due to the combination of financial information prepared using different basis of accounting. The combined statements are presented for informational purposes only and should not be given more weight than the Consolidated Statement of Operations that are prepared in accordance to generally accepted accounting principles.

        The following consolidated statements of operations show "EBITDA" and "Adjusted EBITDA" because we believe that, in addition to other financial measures, they are appropriate indicators to assist in the evaluation of our operating performance because they provide additional information with respect to our ability to meet our future debt service, capital expenditures and working capital needs and are used by securities analysts and others in evaluating companies in our industry. However, "EBITDA" and "Adjusted EBITDA" are not prescribed terms under accounting principles generally accepted in the United States, do not directly correlate to cash provided by or used in operating activities and should not be considered in isolation, nor as an alternative to more meaningful measures of performance determined in accordance with accounting principles generally accepted in the United States. Because "EBITDA" and "Adjusted EBITDA" are not calculated in the same manner by all companies, they may not be comparable to other similarly titled measures of other companies.

VI Acquisition Corp.

Combined Consolidated Statements of Operations
Fourth Quarter
(Unaudited)
(In thousands)

	112 Days Ended October 28, 2004	112 Days Ended October 26, 2003
Net Revenues
Restaurant operations	$114,320	$114,162
Franchise operations	1,562	1,585

	115,882	115,747
Costs and expenses
Restaurant operations:
Food costs	29,627	30,239
Labor costs	38,126	37,673
Other operating expenses	32,756	34,098
Franchise operations	762	858
General and administrative	7,690	7,718
Litigation settlement	3,168	—
Transaction expenses	80	1,144
Management fees	262	230
Impairment expense	530	—

	113,001	111,960
Operating profit	2,881	3,787
Interest expense	(4,840)	(4,457)
Other income, net	361	125

Income (loss) before income taxes	(1,598)	(545)
Provision for income taxes (benefit)	(900)	(191)

Net loss	(698)	(354)
Preferred stock dividends and accretion	(2,361)	(2,375)

Loss attributable to common stockholders	$(3,059)	$(2,729)

ADJUSTED EBITDA
Loss before income taxes	$(1,598)	$(545)
Interest expense	4,840	4,457
Depreciation & amortization	4,628	4,385
Asset retirement expense	323	16
Impairment expense	530	—

EBITDA	8,723	8,313
Adjustments to EBITDA
Litigation settlement	3,168	—
Transaction expense	80	1,144
Amortization of rent related adjustments (a)	254	256

Total Adjustments	3,502	1,400

ADJUSTED EBITDA	$12,225	$9,713

(a)
Includes amortization of the fair market rent adjustments which we were required to recognize under purchase accounting at the time of the June 2003 acquisition.

VI Acquisition Corp.
Combined Consolidated Statements of Operations
Year to Date
(Unaudited)
(In thousands)

				Combined

		Predecessor
	368 Days Ended October 28, 2004	229 Days Ended June 13, 2003	135 Days Ended October 26, 2003	364 Days Ended October 26, 2003
Net Revenues
Restaurant operations	$394,667	$243,157	$138,696	$381,853
Franchise operations	5,057	3,448	1,916	5,364

	399,724	246,605	140,612	387,217
Costs and expenses
Restaurant operations:
Food costs	106,294	66,186	37,219	103,405
Labor costs	127,251	79,016	45,500	124,516
Other operating expenses	111,663	65,629	40,531	106,160
Franchise operations	2,490	1,583	1,032	2,615
General and administrative	25,193	16,533	9,447	25,980
Litigation settlement	3,168	—	—	—
Transaction expenses	125	9,436	1,226	10,662
Management fees	1,159	674	185	859
Impairment expense	552	96	—	96

	377,895	239,153	135,140	374,293
Operating profit	21,829	7,452	5,472	12,924
Interest expense	(15,161)	(5,550)	(5,330)	(10,880)
Debt extinguishment costs	(6,856)	(6,516)	—	(6,516)
Other income, net	522	433	147	580

Income (loss) before income taxes	334	(4,181)	289	(3,892)
Provision for income taxes (benefit)	(359)	(1,986)	(280)	(2,266)

Net income (loss)	693	(2,195)	569	(1,626)
Preferred stock dividends and accretion	(7,560)	(2,260)	(2,627)	(4,887)

Loss attributable to common stockholders	$(6,867)	$(4,455)	$(2,058)	$(6,513)

ADJUSTED EBITDA
Income (loss) before income taxes	$334	$(4,181)	$289	$(3,892)
Interest expense	15,161	5,550	5,330	10,880
Depreciation & amortization	14,670	8,948	5,306	14,254
Asset retirement expense	438	237	141	378
Impairment expense	552	96	—	96

EBITDA	31,155	10,650	11,066	21,716
Adjustments to EBITDA
Noncash compensation expense	—	652	—	652
Litigation settlement	3,168	—	—	—
Transaction expense	125	9,436	1,226	10,662
Debt extinguishment costs	6,856	6,516	—	6,516
Amortization of rent related adjustments	837	(216)	322	106

Total Adjustments	10,986	16,388	1,548	17,936

ADJUSTED EBITDA	$42,141	$27,038	$12,614	$39,652

VI Acquisition Corp.
Consolidated balance sheets
(Unaudited)
(In thousands, except share data)

	October 28, 2004	October 26, 2003
Assets
Current assets:
Cash and cash equivalents	$1,332	$5,326
Receivables, net	13,676	5,224
Inventories	12,245	11,767
Deferred income taxes, short-term	2,463	2,164
Prepaid expenses	3,432	3,524
Income tax receivable	270	961

Total current assets	33,418	28,966
Property and equipment, net	84,785	84,207
Build-to-suit construction-in-progress	6,258	1,272
Deferred income taxes, long-term	22,636	20,329
Long-term receivables, net	—	122
Goodwill	82,843	82,835
Franchise rights, net	11,358	11,949
Trademarks and tradenames	42,600	42,600
Other assets, net	6,482	6,022

Total assets	$290,380	$278,302

Liabilities and stockholders' equity
Current liabilities:
Current maturities of long-term debt and capitalized lease obligations	$258	$9,326
Cash overdraft	3,190	4,866
Accounts payable	12,865	12,705
Accrued compensation	7,138	7,246
Accrued taxes	7,992	7,846
Other accrued expenses	18,520	12,696

Total current liabilities	49,963	54,685
Long-term debt	141,469	133,441
Capitalized lease obligations	3,490	3,749
Build-to-suit liability	6,258	1,230
Other noncurrent liabilities	15,871	13,455

Total liabilities	217,051	206,560

Stock subject to repurchase	1,063	1,063
Stockholders' equity:
VI Acquisition Corp.:
Preferred stock, $0.0001 par value:
Series A, 100,000 shares authorized, 67,854 shares issued and outstanding at October 26, 2003 and 68,658 shares issued and outstanding at October 28, 2004	79,769	71,405
Unclassified preferred stock, 100,000 shares authorized, no shares issued or outstanding	—	—
Common stock $0.0001 par value:
Class A, 2,800,000 shares authorized, 1,298,649 shares issued and outstanding at October 26, 2003 and 1,386,552 shares issued and outstanding at October 28, 2004	—	—
Paid-in capital	2,426	2,332
Treasury stock, at cost, 923.87 shares of preferred stock and 76,103 shares of common stock at October 26, 2003 and 923.87 shares of preferred stock and 80,603 shares of common stock at October 28, 2004	(1,004)	(1,000)
Retained earnings (deficit)	(8,925)	(2,058)

Total stockholders' equity	72,266	70,679

Total liabilities and stockholders' equity	$290,380	$278,302

QuickLinks

  Exhibit 99.1
VICORP Restaurants, Inc. Announces Fiscal Fourth Quarter 2004 Results
VI Acquisition Corp. Consolidated Statements of Operations (Unaudited) (In thousands)
VI Acquisition Corp. Combined Consolidated Statements of Operations Fourth Quarter (Unaudited) (In thousands)
VI Acquisition Corp. Combined Consolidated Statements of Operations Year to Date (Unaudited) (In thousands)
VI Acquisition Corp. Consolidated balance sheets (Unaudited) (In thousands, except share data)